Exhibit 99.1

Great Elm Capital Corp. (“GECC”) Addresses Investor Questions

with Respect to its First Brands Investments

PALM BEACH GARDENS, Florida., October 7, 2025 – Great Elm Capital Corp. (“GECC” or the “Company”) (NASDAQ: GECC), a business development company, today provided an update on its investment in First Brands Group, LLC (“First Brands”).

Update on First Brands Exposure

In response to numerous investor inquiries, GECC is providing additional details regarding its exposure to First Brands, a global automotive parts manufacturer and supplier that filed for Bankruptcy at the end of September. GECC placed its investments in both First Brands’ First Lien Term Loan (the “First Lien Loan”) and Second Lien Term Loan (the “Second Lien Loan”) on non-accrual at the end of September in connection with the Bankruptcy.

GECC’s direct exposure to First Brands includes:

First Lien Loan: GECC held $9.3 million principal amount of the First Lien Loan and carried it at a fair market value of $8.8 million, equal to 94.3% of principal amount, as of June 30, 2025.

•	In the third quarter, GECC sold $4.5 million principal amount of its First Lien Loan for $4.4 million, equal to 97.9% of principal amount.

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The First Lien Loan qualified as a Level 2 investment as of June 30, 2025 and was valued using third party vendor prices in accordance with GECC’s valuation policies and procedures. The Company anticipates using the same methodology to value the First Lien Loan as of September 30, 2025.

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Using third party vendor prices as of September 30, 2025, the remaining $4.8 million principal amount of First Lien Loan held by the Company has a fair market value as of such date of approximately $1.7 million, or 35.2% of principal amount, which is expected to result in an approximately $2.8 million adverse impact to net asset value in the quarter.

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The First Lien Loan interest rate was 3M SOFR + 5.00% as of June 30, 2025 per the Schedule of Investments filed in GECC’s latest 10-Q, implying an adverse impact of approximately $0.5 million to annualized cash total investment income, or approximately $0.03 per share based on GECC’s total outstanding shares as of September 30, 2025.

Second Lien Loan: GECC held $16.2 million principal amount of First Brands Second Lien Loan and carried it at fair market value of $14.5 million, equal to 89.5% of principal amount, as of June 30, 2025.

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The Second Lien Loan qualified as a Level 2 investment as of June 30, 2025 and was valued using third party vendor prices in accordance with GECC’s valuation policies and procedures. The Company anticipates using the same methodology to value the Second Lien Loan as of September 30, 2025.

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Using third party vendor prices as of September 30, 2025, the $16.2 million principal amount of Second Lien Loan held by the Company has a fair market value as of such date of approximately $0.9 million, or 5.5% of principal value, which is expected to result in an approximately $13.6 million adverse impact to net asset value in the quarter.

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The Second Lien Loan interest rate was 3M SOFR + 8.50% as of June 30, 2025 per the Schedule of Investments filed in GECC’s latest 10-Q, implying an adverse impact of approximately $2.1 million of annualized cash total investment income, or approximately $0.15 per share based on GECC’s total outstanding shares as of September 30, 2025.

Direct Net Asset Value Impact From First Brands: Approximately $16.5 million based on the above for the quarter ended September 30, 2025.

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Based on this information and capital activity to date, GECC currently estimates on a preliminary basis that the change in values of its directly held First Brands investments will adversely impact its net asset value by approximately $1.15-$1.25 per share, based on GECC’s total outstanding shares as of September 30, 2025.

GECC notes it has additional exposure to the First Lien Loan through its CLO investments as outlined in its Investor Presentation for the Second Quarter of 2025. Exposure to First Brands was approximately 0.9% across all of the CLOs in which GECC is invested as of June 30, 2025. GECC currently estimates on a preliminary basis that the value of its CLO investments will be adversely impacted in the third quarter by approximately $0.25 per share, based on GECC’s total outstanding shares as of September 30, 2025. This adverse impact is in addition to the direct impact laid out above.

The statements contained in this communication relate solely to GECC’s investments in First Brands and do not purport to address any other investment in GECC’s portfolio or the net asset value, net asset value per share or total investment income of the portfolio as a whole.

Update on Capital Activity Since June 30, 2025:

In August, as previously announced, GECC issued approximately 1.3 million shares in a private placement to an affiliate of Booker Smith for net proceeds of $14 million. Separately, the Company utilized its at-the-market (“ATM”) program to issue an additional 1.1 million shares of common stock in the third quarter for net proceeds of approximately $13 million. These issuances resulted in aggregate net proceeds of approximately $27 million in the third quarter, and as of September 30, 2025, GECC had approximately 14.0 million shares outstanding.

In addition, GECC issued $50 million principal amount of its of 7.75% Notes due December 31, 2030 (the “7.75% Notes”) and redeemed all of its $40 million principal amount of 8.75% Notes due September 30, 2028 in September. In October, the underwriters exercised their over-allotment option in full to purchase an additional $7.5 million principal amount of the 7.75% Notes. This refinancing saves 1.00% on $40 million of debt, approximately $0.4 million of cash interest expense per annum, or approximately $0.03 per share based on GECC’s total outstanding shares as of September 30, 2025.

Pro forma for the over-allotment option of additional 7.75% Notes, GECC estimates its debt-to-equity ratio is approximately 1.5x, consistent with recent operating history.

As a result of these transactions, the Company retains over $20 million of deployable cash as of the date hereof to invest in income-generating investments in the coming quarters. In addition, as of September 30, 2025, GECC had availability of $50.0 million under its $50.0 million revolving line of credit, with $0 drawn as of such date.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses and CLOs. For additional information, please visit http://www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements include preliminary estimates of the impact of First Brands’ bankruptcy on GECC’s net asset value, net asset value per share and total investment income. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Source: Great Elm Capital Corp.